Independent Registered Accounting Firm Consent



U.S. Securities and Exchange Commission:

The firm of Braverman International, P.C., Certified Public Accountants, hereby consents to the inclusion of our audit report dated August 3, 2005, except for
Note 9, as to which the date is December 23, 2005, on the Financial Statements of Fuego Entertainment, Inc. as of May 31, 2005 in the accompanying Form SB-2.

We also consent to the reference to us under the heading "Experts" in such Information Statement.




Braverman International, P.C.
____________________________
Prescott, AZ
May 16, 2006